Exhibit 23.2

                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 333-__________) and related Prospectus of BNP Residential Properties, Inc. for the registration of the resale of 2,084,609 shares of the Company's common stock that may be offered and sold from time to time by certain of the Company's stockholders and the registration of $60,000,000 of the Company's common stock or preferred stock (or depositary receipts related thereto) that the Company may sell from time to time and to the incorporation by reference therein of our report dated January 13, 2004, except for Note 11 as to which the date is February 23, 2004, with respect to the consolidated financial statements and schedule of BNP Residential Properties, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.




                                                     /s/ Ernst & Young LLP


Raleigh, North Carolina
March 1, 2004


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